UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

WELLCARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8725 Henderson Road, Renaissance One Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 4, 2005, the Registrant received an executed Medicaid Managed Care Model Contract between WellCare of New York, Inc., a wholly-owned subsidiary of the Registrant (“WellCare NY”), and the City of New York Department of Health and Mental Hygiene pursuant to which WellCare NY will arrange or administer Medicaid services in the City of New York in exchange for a monthly capitated fee for the period ended September 30, 2005. A copy of this agreement is attached as Exhibit 10.1 to this Current Report.

In addition, on January 4, 2005, the Registrant received executed amendments to the Medicaid Managed Care Model Contracts between WellCare NY and each of Greene and Rensselaer Counties in New York. Among other matters, the amendments amend the definitions of Covered Services and Non-Covered Services. The amendments are attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report.

In the interest of providing its shareholders with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission. The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Medicaid Managed Care Model Contract between WellCare of New York, Inc. and the City of New York Department of Health and Mental Hygiene.

10.2	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Greene County, New York.

10.3	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Rensselaer County, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: January 7, 2005	/s/ THADDEUS BEREDAY
Thaddeus Bereday
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Medicaid Managed Care Model Contract between WellCare of New York, Inc. and the City of New York Department of Health and Mental Hygiene.

10.2	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Greene County, New York.

10.3	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Rensselaer County, New York.